Exhibit 6.162

[redacted]

PURCHASE AND SALE AGREEMENT

Offer Date: 5/25/2022

Georgia REALTORS®

2022 Printing

A. KEY TERMS AND CONDITIONS

1. **Purchase and Sale.** The undersigned buyer(s) ("Buyer") agree to buy and the undersigned seller(s) ("Seller") agree to sell the real property described below including all fixtures, improvements and landscaping therein ("Property") on the terms and conditions set forth in this Agreement.
   - a. **Property Identification:** Address: [redacted]
     City MCDONOUGH, County Henry County, Georgia Zi Code 30253
     MLS Number: ______ Tax Parcel I.D. Number: [redacted]
   - b. **Legal Description:** The legal description of the Property is *[select one of the following below]*:
     - ☐ (1) attached as an exhibit hereto;
     - ☐ (2) Condominium (attach F204 Condominium Resale Purchase and Sale Exhibit)
     - ☑ (3) the same as described in Deed Book 18919, Page 191, et. seq., of the land records of the above county; **OR**
     - ☐ (4) Land Lot(s) ______ of the ______ District, ______ Section/GMD, Lot ______, Block ______, Unit ______, Phase/Section ______ of ______ Subdivision/Development, according to the plat recorded in Plat Book ______, Page ______, et. seq., of the land records of the above county.

2. **Purchase Price of Property to be Paid by Buyer.** $440,000.00

3. **Closing Costs.** **Seller's Contribution at Closing:** $0.00

4. **Closing Date and Possession.** Closing Date shall be 6/6/2022 with possession of the Property transferred to Buyer ☑ at Closing **OR** ☐ ______ days after Closing at ____ o'clock ☐ AM ☐ PM (attach F219 Temporary Occupancy Agreement).

5. [redacted]m. **Phone Number:**

6. **Holder of Earnest Money** " " er is Closing Attorney, F510 must be attached as an exhibit hereto, and F511 must be signed by Closing Attorney.[redacted]

7. **Earnest Money.** Earnest Money shall be paid by ☐check ☐ACH ☐cash or ☑wire transfer of immediately available funds as follows:
   - ☐ **a.** $______ as of the Offer Date.
   - ☑ **b.** $10,000.00 within 3 days from the Binding Agreement Date.
   - ☐ **c.** ______.

8. **Inspection and Due Diligence.**
   - a. **Due Diligence Period:** Property is being sold subject to a Due Diligence Period of 5 days from the Binding Agreement Date.
   - b. **Option Payment for Due Diligence Period:** In consideration of Seller granting Buyer the option to terminate this Agreement, Buyer:
     - (1) has paid Seller $10.00 in nonrefundable option money, the receipt and sufficiency of which is hereby acknowledged; plus
     - (2) shall pay directly to Seller additional option money of $______ by ☐ check ☐ ACH or ☐ wire transfer of immediately available funds either ☐ as of the Offer Date; **OR** ☐ within ______ days from the Binding Agreement Date. Any additional option money paid by Buyer to Seller ☐ shall (subject to lender approval) or ☐ shall not be applied toward the purchase price at closing and shall not be refundable to Buyer unless the closing fails to occur due to the default of the Seller.

9. **Lead-Based Paint.** To the best of Seller's knowledge, the residential dwelling(s) on the Property (including any portion thereof or painted fixture therein) ☐ was (attach F316 Lead-Based Paint Exhibit) **OR** ☑ was not built prior to 1978.

10. **Brokerage Relation**[redacted]
    - a. **Buyer's Broker is**[redacted] **and is:**
      - (1) ☑ representing Buyer as a client.
      - (2) ☐ working with Buyer as a customer.
      - (3) ☐ acting as a dual agent representing Buyer and Seller.
      - (4) ☐ acting as a designated agent where: ______ has been assigned to exclusively represent Buyer.
    - b. **Seller's Broker is**[redacted] **and is:**
      - (1) ☑ representing Seller as a client.
      - (2) ☐ working with Seller as a customer.
      - (3) ☐ acting as a dual agent representing Buyer and Seller.
      - (4) ☐ acting as a designated agent where: ______ has been assigned to exclusively represent Seller.
    - c. **Material Relationship Disclosure:** The material relationships required to be disclosed by either Broker are as follows: N/A

11. **Time Limit of Offer.** The Offer set forth herein expires at ______ o'clock ____. [redacted] ______.

Buyer(s) Initials [redacted] ______ Seller(s) Initials [redacted] ______

B. FURTHER EXPLANATIONS TO CORRESPONDING PARAGRAPHS IN SECTION A.

1. **Purchase and Sale**.
   a. **Warranty:** Seller warrants that at the time of closing Seller will convey good and marketable title to said Property by limited warranty deed subject only to: (1) zoning; (2) general utility, sewer, and drainage easements of record as of the Binding Agreement Date and upon which the improvements (other than any driveway or walkway) do not encroach; (3) declarations of condominium and declarations of covenants, conditions and restrictions of record on the Binding Agreement Date; and (4) leases and other encumbrances specified in this Agreement. Buyer agrees to assume Seller's responsibilities in any leases specified in this Agreement.
   b. **Examination:** Buyer may examine title and/or obtain a survey of the Property and furnish Seller with a written statement of title objections at or prior to the closing. If Seller fails or is unable to satisfy valid title objections at or prior to the closing or any unilateral extension thereof, which would prevent the Seller from conveying good and marketable title to the Property, then Buyer, among its other remedies, may terminate the Agreement without penalty upon written notice to Seller. Good and marketable title as used herein shall mean title which a title insurance company licensed to do business in Georgia will insure at its regular rates, subject only to standard exceptions.
   c. **Title Insurance:** Buyer hereby directs any mortgage lender involved in this transaction to quote the cost of title insurance based upon the presumption that Buyer will be obtaining an enhanced title insurance policy since such a policy affords Buyer greater coverage.

2. **Purchase Price to be Paid by Buyer**. The Purchase Price shall be paid in U.S. Dollars at closing by wire transfer of immediately available funds, or such other form of payment acceptable to the closing attorney.

3. **Closing Costs**.
   a. **Seller's Contribution at Closing:** At closing, Seller shall make the referenced Seller's Monetary Contribution which Buyer may use to pay any cost or expense of Buyer related to this transaction. Buyer acknowledges that Buyer's mortgage lender(s) may not allow the Seller's Monetary Contribution, or the full amount thereof, to be used for some costs or expenses. In such event, any unused portion of the Seller's Monetary Contribution shall remain the property of the Seller. The Seller shall pay the fees and costs of the closing attorney: (1) to prepare and record title curative documents and (2) for Seller not attending the closing in person.
   b. **Items Paid by Buyer:** At closing, Buyer shall pay: (1) Georgia property transfer tax; (2) the cost to search title and tax records and prepare the limited warranty deed; and (3) all other costs, fees and charges to close this transaction, except as otherwise provided herein.
   c. **Prorations:** Ad valorem property taxes, community association fees, solid waste and governmental fees and utility bills for which service cannot be terminated as of the date of closing shall be prorated as of the date of closing. Notwithstanding any provision to the contrary, in the event ad valorem property taxes are based upon an estimated tax bill or tax bill under appeal, Buyer and Seller shall, upon the issuance of the actual tax bill or the appeal being resolved, promptly make such financial adjustments between themselves as are necessary to correctly prorate the tax bill. In the event there are tax savings resulting from a tax appeal, third party professional costs to handle the appeal may be deducted from the savings for that tax year before re-prorating. Any pending tax appeal for the year in which the Property is sold shall be deemed assigned to Buyer at closing. The liability to the county and if applicable, city, in which the Property is located for ad valorem real property taxes for the year in which the Property is sold shall be assumed by Buyer upon the Closing of the Property. Buyer agrees to indemnify Seller against any and all claims of the county and if applicable, city, for unpaid ad valorem real property taxes for the year in which the Property is sold.

4. **Closing Date and Possession**.
   a. **Right to Extend the Closing Date:** Buyer or Seller may unilaterally extend the closing date for eight (8) days upon notice to the other party given prior to or on the date of closing if: (1) Seller cannot satisfy valid title objections (excluding title objections that: (a) can be satisfied through the payment of money or by bonding off the same; and (b) do not prevent Seller from conveying good and marketable title, as that term is defined herein, to the Property); (2) Buyer's mortgage lender (even in "all cash" transactions where Buyer is obtaining a mortgage loan) or the closing attorney is delayed and cannot fulfill their respective obligations by the date of closing, provided that the delay is not caused by Buyer; or (3) Buyer has not received required estimates or disclosures and Buyer is prohibited from closing under federal regulations. The party unilaterally extending the closing date shall state the basis for the delay in the notice of extension. If the right to unilaterally extend the closing date is exercised once by either the Buyer or Seller, the right shall thereafter terminate.
   b. **Keys and Openers:** At Closing, Seller shall provide Buyer with all keys, door openers, codes and other similar equipment pertaining to the Property.

5. **Closing Law Firm**. Buyer shall have the right to select the closing attorney to close this transaction, and hereby selects the closing attorney referenced herein. In all cases where an individual closing attorney is named in this Agreement but the closing attorney is employed by or an owner, shareholder, or member in a law firm, the law firm shall be deemed to be the closing attorney. If Buyer's mortgage lender refuses to allow that closing attorney to close this transaction, Buyer shall select a different closing attorney acceptable to the mortgage lender. The closing attorney shall represent the mortgage lender in any transaction in which the Buyer obtains mortgage financing (including transactions where the method of payment referenced herein is "all cash"). In transactions where the Buyer does not obtain mortgage financing, the closing attorney shall represent the Buyer.

6. **Holder of Earnest Money**. The earnest money will be paid to Holder in a method of payment acceptable to the Holder. Holder has the right to charge Buyer for any cost associated with receiving of earnest money. Such charge shall be collected separately from the payment of earnest money. The earnest money will be deposited into Holder's escrow/trust account (with Holder being permitted to retain the interest if the account is interest bearing) not later than: (a) five (5) banking days after the Binding Agreement Date hereunder or (b) five (5) banking days after the date it is actually received if it is received after the Binding Agreement Date. If Buyer writes a check or pays with an ACH for earnest money and the same is deposited into Holder's escrow/trust account, Holder shall not return the earnest money until the check or ACH has cleared the account on which the check was written or from which the ACH was sent. In the event any earnest money check is dishonored by the bank upon which it is drawn, or earnest money is not timely paid, Holder shall promptly give notice of the same to Buyer and Seller. Buyer shall have three (3) banking days from the date of receiving the notice to cure the default and if Buyer does not do so, Seller may within seven (7) days thereafter terminate this Agreement upon notice to Buyer. If Seller fails to terminate the Agreement timely, Seller's right to terminate based on the default shall be waived.

7. Earnest Money.

a. **Entitlement to Earnest Money:** Subject to the paragraph below, Buyer shall be entitled to the earnest money upon the: (1) failure of the parties to enter into a binding agreement; (2) failure of any unexpired contingency or condition to which this Agreement is subject; (3) termination of this Agreement due to the default of Seller; or (4) termination of this Agreement in accordance with a specific right to terminate set forth in the Agreement. Otherwise, the earnest money shall be applied towards the purchase price of the Property at closing or if other funds are used to pay the purchase price then the earnest money shall be returned to Buyer.

b. **Disbursement of Earnest Money:** Holder shall disburse the earnest money upon: (1) the closing of Property; (2) a subsequent written agreement of Buyer and Seller; (3) an order of a court or arbitrator having jurisdiction over any dispute involving the earnest money; or (4) the failure of the parties to enter into a binding agreement (where there is no dispute over the formation or enforceability of the Agreement). In addition, Holder may disburse the earnest money upon a reasonable interpretation of the Agreement, provided that Holder first gives all parties at least ten (10) days notice stating to whom and why the disbursement will be made. Any party may object to the proposed disbursement by giving written notice of the same to Holder within the ten (10) day notice period. Objections not timely made in writing shall be deemed waived. If Holder receives an objection and, after considering it, decides to disburse the earnest money as originally proposed, Holder may do so and send notice to the parties of Holder's action. If Holder decides to modify its proposed disbursement, Holder shall first send a new ten (10) day notice to the parties stating the rationale for the modification and to whom the disbursement will now be made. Holder shall disburse the earnest money to Seller by check in the event Holder: (1) makes a reasonable interpretation of the Agreement that the Agreement has been terminated due to Buyer's default; and (2) sends the required ten (10) day notice of the proposed disbursement to Buyer and Seller. The above-referenced check shall constitute liquidated damages in full settlement of all claims of Seller against Buyer and the Brokers in this transaction. Holder may require Seller to sign a W-9 before issuing a check to Seller for liquidated damages of $600 or more. Such liquidated damages are a reasonable pre-estimate of Seller's actual damages, which damages the parties agree are difficult to ascertain and are not a penalty.

c. **Interpleader:** If an earnest money dispute cannot be resolved after a reasonable time, Holder may interplead the earnest money into a court of competent jurisdiction if Holder is unsure who is entitled to the earnest money. Holder shall be reimbursed for and may deduct its costs, expenses and reasonable attorney's fees from any funds interpleaded. The prevailing defendant in the interpleader lawsuit shall be entitled to collect its attorney's fees, court costs and the amount deducted by Holder to cover Holder's costs and expenses from the non-prevailing defendant.

d. **Hold Harmless:** All parties hereby covenant and agree to: (1) indemnify and hold Holder harmless from and against all claims, injuries, suits and damages arising out of the performance by Holder of its duties; (2) not to sue Holder for any decision of Holder to disburse earnest money in accordance with this Agreement.

8. Inspection and Due Diligence.

a. **Right to Inspect Property:** Upon prior notice to Seller, Buyer and/or Buyer's representatives shall have the right to enter the Property at Buyer's expense and at reasonable times (including immediately prior to closing) to inspect, examine, test, appraise and survey Property. This right to enter shall include the time period after the end of any Due Diligence Period to, among other things, and without limitation, meet contractors and vendors, measure for renovations and confirm that any agreed upon repairs have been made and the Property otherwise remains in the same condition. Seller shall cause all utilities, systems and equipment to be on so that Buyer may complete all inspections. Buyer agrees to hold Seller and all Brokers harmless from all claims, injuries and damages relating to the exercise of these rights and shall promptly restore any portion of the Property damaged or disturbed from testing or other evaluations to a condition equal to or better than the condition it was in prior to such testing or evaluation. If Buyer is concerned that the Property may have been used as a laboratory for the production of methamphetamine, or as a dumpsite for the same, Buyer should review the National Clandestine Laboratory Register – Georgia at **www.dea.gov**.

b. **Duty to Inspect Neighborhood:** In every neighborhood there are conditions which different buyers may find objectionable. Buyer shall have the sole duty to become familiar with neighborhood conditions that could affect the Property such as landfills, quarries, power lines, airports, cemeteries, prisons, stadiums, odor and noise producing activities, crime and school, land use, government and transportation maps and plans. It shall be Buyer's sole duty to become familiar with neighborhood conditions of concern to Buyer. **If Buyer is concerned about the possibility of a registered sex offender residing in a neighborhood in which Buyer is interested, Buyer should review the Georgia Violent Sex Offender Registry available on the Georgia Bureau of Investigation Website at www.gbi.georgia.gov.**

c. **Warranties Transfer:** Seller agrees to transfer to Buyer, at closing, subject to Buyer's acceptance thereof (and at Buyer's expense, if there is any cost associated with said transfer), Seller's interest in any existing manufacturer's warranties, service contracts, termite treatment and/or repair guarantee and/or other similar warranties which, by their terms, may be transferable to Buyer.

d. **Property Sold "As-Is" Unless this Agreement is Subject to Due Diligence Period:**

(1) **General:** Unless the Property is being sold subject to a Due Diligence Period referenced herein, the Property shall be sold "as-is" with all faults. Even if the Property is sold "as-is" Seller is required under Georgia law to disclose to the Buyer latent or hidden defects in the Property which Seller is aware and which could not have been discovered by the Buyer upon a reasonable inspection of the property. The inclusion of a Due Diligence Period herein shall: (a) during its term make this Agreement an option contract in which Buyer may decide to proceed or not proceed with the purchase of the Property for any or no reason; and (b) be an acknowledgement by Seller that Buyer has paid separate valuable consideration of $10 for the granting of the option.

(2) **Purpose of Due Diligence Period:** During the Due Diligence Period, Buyer shall determine whether or not to exercise Buyer's option to proceed or not proceed with the purchase of the Property. If Buyer has concerns with the Property, Buyer may during the Due Diligence Period seek to negotiate an amendment to this Agreement to address such concerns.

(3) **Notice of Decision Not To Proceed:** Buyer shall have elected to exercise Buyer's option to purchase the Property unless prior to the end of any Due Diligence Period, Buyer notifies Seller of Buyer's decision not to proceed by delivering to Seller a notice of termination of this Agreement. In the event Buyer does not terminate this Agreement prior to the end of the Due Diligence Period, then: (a) Buyer shall have accepted the Property "as-is" subject to the terms of this Agreement; and (b) Buyer shall no longer have any right to terminate this Agreement based upon the Due Diligence Period.

e. **Repairs:** All agreed upon repairs and replacements shall be performed in a good and workmanlike manner prior to closing.

9. **Lead-Based Paint**. If any portion of a residential dwelling on the Property was built prior to 1978, the Lead-Based Paint Exhibit (F316) is hereby attached as an exhibit to this Agreement. The term "residential dwelling" includes any painted fixture or material used therein that was built or manufactured prior to 1978.

10. **Brokerage Relationships in this Transaction.**
   a. **Agency Disclosure:** No Broker in this transaction shall owe any duty to Buyer or Seller greater than what is set forth in their brokerage engagements and the Brokerage Relationships in Real Estate Transactions Act, O.C.G.A. § 10-6A-1 et. seq.;
      (1) **No Agency Relationship:** Buyer and Seller acknowledge that, if they are not represented by Brokers in a client relationship, they are each solely responsible for protecting their own interests, and that Broker's role is limited to performing ministerial acts for that party.
      (2) **Consent to Dual Agency:** If Broker is acting as dual agent in this transaction, Buyer and Seller consent to the same and acknowledge having been advised of the following:
         i. **Dual Agency Disclosure:** *[Applicable only if Broker is acting as a dual agent in this transaction.]*
            (a) As a dual agent, Broker is representing two clients whose interests are or at times could be different or even adverse;
            (b) Broker will disclose all adverse material facts relevant to the transaction and actually known to the dual agent to all parties in the transaction except for information made confidential by request or instructions from each client which is not otherwise required to be disclosed by law;
            (c) Buyer and Seller do not have to consent to dual agency and the consent of Buyer and Seller to dual agency has been given voluntarily and the parties have read and understand their brokerage engagement agreements.
            (d) Notwithstanding any provision to the contrary contained herein Buyer and Seller each hereby direct Broker while acting as a dual agent to keep confidential and not reveal to the other party any information which could materially and adversely affect their negotiating position.
         ii. **Designated Agency Disclosure:** If Broker in this transaction is acting as a designated agent, Buyer and Seller consent to the same and acknowledge that each designated agent shall exclusively represent the party to whom each has been assigned as a client and shall not represent in this transaction the client assigned to the other designated agent.
   b. **Brokerage:** Seller has agreed to pay Seller's Broker(s) a commission pursuant to a separate brokerage engagement agreement entered into between the parties and incorporated herein by reference ("Seller Brokerage Engagement Agreement"). The Seller's Broker has agreed to share that commission with the Buyer's Broker. The closing attorney is hereby authorized and directed to pay the Broker(s) at closing, their respective portions of the commissions out of the proceeds of the sale. If the sale proceeds are insufficient to pay the full commission, the party owing the commission shall pay any shortfall at closing. The acceptance by the Broker(s) of a partial real estate commission at the closing shall not relieve the party owing the same from paying the remainder after the closing (unless the Broker(s) have expressly agreed in writing to accept the amount paid in full satisfaction of the Broker(s) claim to a commission). The Brokers herein are signing this Agreement to reflect their role in this transaction and consent to act as Holder if either of them is named as such. This Agreement and any amendment thereto shall be enforceable even without the signature of any Broker referenced herein. The broker(s) are express third-party beneficiaries to this Agreement.
   c. **Disclaimer:** Buyer and Seller have not relied upon any advice or representations of Brokers other than what is included in this Agreement. Brokers shall have no duty to inspect the Property or to advise Buyer or Seller on any matter relating to the Property which could have been revealed through a survey, appraisal, title search, Official Georgia Wood Infestation Report, utility bill review, septic system inspection, well water test, tests for radon, asbestos, mold, methamphetamine, and lead-based paint; moisture test of stucco or synthetic stucco, inspection of the Property by a professional, construction expert, structural engineer or environmental engineer; review of this Agreement and transaction by an attorney, financial planner, mortgage consultant or tax consultant; and consulting appropriate governmental officials to determine, among other things and without limitation, the zoning of Property, the propensity of the Property to flood, flood zone certifications, whether any condemnation action is pending or has been filed or other nearby governmental improvements are planned. Buyer and Seller acknowledge that Broker does not perform or have expertise in any of the above tests, inspections, and reviews or in any of the matters handled by the professionals referenced above. Buyer and Seller should seek independent expert advice regarding any matter of concern to them relative to the Property and this Agreement. Buyer and Seller acknowledge that Broker shall not be responsible to monitor, supervise, or inspect any construction or repairs to Property and such tasks clearly fall outside the scope of real estate brokerage services. If Broker has written any special stipulations herein, the party for whom such special stipulations were written: a) confirms that each such stipulation reflects the party's complete understanding as to the substance and form of the special stipulations; b) hereby adopts each special stipulation as the original work of the party; and c) hereby agrees to indemnify and hold Broker who prepared the stipulation harmless from any and all claims, causes of action, suits, and damages arising out of or relating to such special stipulation. Buyer acknowledges that when and if Broker answers a question of Buyer or otherwise describes some aspect of the Property or the transaction, Broker is doing so based upon information provided by Seller rather than the independent knowledge of Broker (unless Broker makes an independent written disclosure to the contrary).

11. **Time Limit of Offer**. The Time Limit of the Offer shall be the date and time referenced herein when the Offer expires unless prior to that date and time both of the following have occurred: (a) the Offer has been accepted by the party to whom the Offer was made; and (b) notice of acceptance of the Offer has been delivered to the party who made the Offer.

C. OTHER TERMS AND CONDITIONS

1. **Notices**.
   a. **Generally:** All notices given hereunder shall be in writing, legible and signed by the party giving the notice. In the event of a dispute regarding notice, the burden shall be on the party giving notice to prove delivery. The requirements of this notice paragraph shall apply even prior to this Agreement becoming binding. Notices shall only be delivered: (1) in person; (2) by courier, overnight delivery service or by certified or registered U.S. mail (hereinafter collectively "Delivery Service"); or (3) by e-mail or facsimile. The person delivering or sending the written notice signed by a party may be someone other than that party.

b. **Delivery of Notice:** A notice to a party shall be deemed to have been delivered and received upon the earliest of the following to occur: (1) the actual receipt of the written notice by a party; (2) in the case of delivery by a Delivery Service, when the written notice is delivered to an address of a party set forth herein (or subsequently provided by the party following the notice provisions herein), provided that a record of the delivery is created; (3) in the case of delivery electronically, on the date and time the written notice is electronically sent to an e-mail address or facsimile number of a party herein (or subsequently provided by the party following the notice provisions herein) even if it is not opened by the recipient. Notice to a party shall not be effective unless the written notice is sent to an address, facsimile number or e-mail address of the party set forth herein (or subsequently provided by the party following the notice provisions herein).

c. **When Broker Is Authorized to Accept Notice for Client:** Except where the Broker is acting in a dual agency capacity, the Broker and any affiliated licensee of the Broker representing a party in a client relationship shall be authorized agents of the party for the limited purpose of receiving notice and such notice to any of them shall for all purposes herein be deemed to be notice to the party. Notice to an authorized agent shall not be effective unless the written notice is sent to an address, facsimile number or e-mail address of the authorized agent set forth herein (or subsequently provided by the authorized agent following the notice provisions herein) even if it is not opened by the recipient. Except as provided for herein, the Broker's staff at a physical address set forth herein of the Broker or the Broker's affiliated licensees are authorized to receive notices delivered by a Delivery Service. The Broker, the Broker's staff and the affiliated licensees of the Broker shall not be authorized to receive notice on behalf of a party in any transaction in which a brokerage engagement has not been entered into with the party or in which the Broker is acting in a dual agency capacity. In the event the Broker is practicing designated agency, only the designated agent of a client shall be an authorized agent of the client for the purposes of receiving notice.

2. **Default.**

a. **Remedies of Seller:** In the event this Agreement fails to close due to the default of Buyer, Seller's sole remedy shall be to retain the earnest money as full liquidated damages. Seller expressly waives any right to assert a claim for specific performance. The parties expressly agree that the earnest money is a reasonable pre-estimate of Seller's actual damages, which damages the parties agree are difficult to ascertain. The parties expressly intend for the earnest money to serve as liquidated damages and not as a penalty.

b. **Remedies of Buyer:** In the event this Agreement fails to close due to the default of Seller, Buyer may either seek the specific performance of this Agreement or terminate this Agreement upon notice to Seller and Holder, in which case all earnest money deposits and other payments Buyer has paid towards the purchase of the Property shall be returned to Buyer following the procedures set forth elsewhere herein.

c. **Rights of Broker:** In the event this Agreement is terminated or fails to close due to the default of a party hereto, the defaulting party shall pay as liquidated damages to every broker involved in this Agreement the commission the broker would have received had the transaction closed. For purposes of determining the amount of liquidated damages to be paid by the defaulting party, all written agreements establishing the amount of commission to be paid to any broker involved in this transaction are incorporated herein by reference. The liquidated damages referenced above are a reasonable pre-estimate of the Broker(s) actual damages and are not a penalty.

d. **Attorney's Fees:** In any litigation or arbitration arising out of this Agreement, including but not limited to breach of contract claims between Buyer and Seller and commission claims brought by a broker, the non-prevailing party shall be liable to the prevailing party for its reasonable attorney's fees and expenses.

3. **Risk of Damage to Property.** Seller warrants that at the time of closing the Property and all items remaining with the Property, if any, will be in substantially the same condition (including conditions disclosed in the Seller's Property Disclosure Statement or Seller's Disclosure of Latent Defects and Fixtures Checklist) as of the Offer Date, except for changes made to the condition of Property pursuant to the written agreement of Buyer and Seller. At time of possession, Seller shall deliver Property clean and free of trash, debris, and personal property of Seller not identified as remaining with the Property. Notwithstanding the above, if the Property is destroyed or substantially destroyed prior to closing, Seller shall promptly give notice to Buyer of the same and provide Buyer with whatever information Seller has regarding the availability of insurance and the disposition of any insurance claim. Buyer or Seller may terminate this Agreement without penalty not later than fourteen (14) days from receipt of the above notice. If Buyer or Seller do not terminate this Agreement, Seller shall cause Property to be restored to substantially the same condition as on the Offer Date. The date of closing shall be extended until the earlier of one year from the original date of closing, or seven (7) days from the date that Property has been restored to substantially the same condition as on the Offer Date and a new certificate of occupancy (if required) is issued.

4. **Other Provisions.**

a. **Condemnation:** Seller shall: (1) immediately notify Buyer if the Property becomes subject to a condemnation proceeding; and (2) provide Buyer with the details of the same. Upon receipt of such notice, Buyer shall have the right, but not the obligation for 7 days thereafter, to terminate this Agreement upon notice to Seller in which event Buyer shall be entitled to a refund of all earnest money and other monies paid by Buyer toward the Property without deduction or penalty. If Buyer does not terminate the Agreement within this time frame, Buyer agrees to accept the Property less any portion taken by the condemnation and if Buyer closes, Buyer shall be entitled to receive any condemnation award or negotiated payment for all or a portion of the Property transferred or conveyed in lieu of condemnation.

b. **Consent to Share Non-Public Information:** Buyer and Seller hereby consent to the closing attorney preparing and distributing an American Land Title Association ("ALTA") Estimated Settlement Statement-Combined or other combined settlement statement to Buyer, Seller, Brokers and Brokers' affiliated licensees working on the transaction reflected in this Agreement for their various uses.

c. **Duty to Cooperate:** All parties agree to do all things reasonably necessary to timely and in good faith fulfill the terms of this Agreement. Buyer and Seller shall execute and deliver such certifications, affidavits, and statements required by law or reasonably requested by the closing attorney, mortgage lender and/or the title insurance company to meet their respective requirements.

d. **Electronic Signatures:** For all purposes herein, an electronic or facsimile signature shall be deemed the same as an original signature; provided, however, that all parties agree to promptly re-execute a conformed copy of this Agreement with original signatures if requested to do so by, the buyer's mortgage lender or the other party.

e. **Entire Agreement, Modification and Assignment:** This Agreement constitutes the sole and entire agreement between all of the parties, supersedes all of their prior written and verbal agreements and shall be binding upon the parties and their successors, heirs and permitted assigns. No representation, promise or inducement not included in this Agreement shall be binding upon any party hereto. This Agreement may not be amended or waived except upon the written agreement of Buyer and Seller. Any agreement to terminate this Agreement or any other subsequent agreement of the parties relating to the Property must be in writing and signed by the parties. This Agreement may not be assigned by Buyer except with the written approval of Seller which may be withheld for any reason or no reason. Any assignee shall fulfill all the terms and conditions of this Agreement.

f. **Extension of Deadlines:** No time deadline under this Agreement shall be extended by virtue of it falling on a Saturday, Sunday or federal holiday except for the date of closing.

g. **GAR Forms:** The Georgia Association of REALTORS®, Inc. ("GAR") issues certain standard real estate forms. These GAR forms are frequently provided to the parties in real estate transactions. No party is required to use any GAR form. Since these forms are generic and written with the interests of multiple parties in mind, they may need to be modified to meet the specific needs of the parties using them. If any party has any questions about his or her rights and obligations under any GAR form, he or she should consult an attorney. Provisions in the GAR Forms are subject to differing interpretations by our courts other than what the parties may have intended. At times, our courts may strike down or not enforce provisions in our GAR Forms, as written. No representation is made that the GAR Forms will protect the interests of any particular party or will be fit for any specific purpose. The parties hereto agree that the GAR forms may only be used in accordance with the licensing agreement of GAR. While GAR forms may be modified by the parties, no GAR form may be reproduced with sections removed, altered or modified unless the changes are visible on the form itself or in a stipulation, addendum, exhibit or amendment thereto.

h. **Governing Law and Interpretation:** This Agreement may be signed in multiple counterparts each of which shall be deemed to be an original and shall be interpreted in accordance with the laws of Georgia. No provision herein, by virtue of the party who drafted it, shall be interpreted less favorably against one party than another. All references to time shall mean the time in Georgia. If any provision herein is held to be unenforceable, it shall be severed from this Agreement while the remainder of the Agreement shall, to the fullest extent permitted by law, continue to have full force and effect as a binding contract.

i. **No Authority to Bind:** No Broker or affiliated licensee of Broker, by virtue of this status, shall have any authority to bind any party hereto to any contract, provisions therein, amendments thereto, termination thereof or to notices signed by Broker but not the party. However, if authorized in this Agreement, Broker shall have the right to accept notices on behalf of a party (but not send notices from Broker on behalf of a party unless they are signed by the party). Additionally, any Broker or real estate licensee involved in this transaction may perform the ministerial act of filling in the Binding Agreement Date. In the event of a dispute over the Binding Agreement Date, it shall be resolved by a court arbitrator having jurisdiction over the dispute, by the written agreement of the Buyer and Seller, or by the Holder but only in making a reasonable interpretation of the Agreement in disbursing earnest money.

j. **Notice of Binding Agreement Date:** The Binding Agreement Date shall be the date when a party to this transaction who has accepted an offer or counteroffer to buy or sell real property delivers notice of that acceptance to the party who made the offer or counteroffer in accordance with the Notices section of the Agreement. Notice of the Binding Agreement Date may be delivered by either party (or the Broker working with or representing such party) to the other party. If notice of accurate Binding Agreement Date is delivered, the party receiving notice shall sign the same and immediately return it to the other party. Notwithstanding any other provision to the contrary contained in this Agreement, it is the express intent of this section that (1) a broker or licensee involved in the real estate transaction may perform the ministerial task of filling in the Binding Agreement Date and (2) sending a fully signed purchase and sale agreement with a specific Binding Agreement Date included, that one of the parties has agreed to, constitutes notice of the Binding Agreement Date to the other party.

k. **Objection to Binding Agreement Date:** If the Buyer or Seller objects to the date entered as the Binding Agreement Date, then within one (1) day from receiving notice of Binding Agreement Date, the party objecting shall send notice of the objection to the other party. The objection shall be resolved by the written amendment between the Buyer and Seller by executing a binding agreement date confirmation (F733). The absence of an agreement on the Binding Agreement Date shall not render this Agreement unenforceable. The failure of a party to timely object will result in the parties accepting the Binding Agreement Date as entered.

l. **Rules for Interpreting This Agreement:** In the event of internal conflicts or inconsistencies in this Agreement, the following rules for how those conflicts or inconsistencies shall be resolved will apply:
(1) Handwritten changes shall control over pre-printed or typed provisions;
(2) Exhibits shall control over the main body of the Agreement;
(3) Special Stipulations shall control over both exhibits and the main body of the Agreement;
(4) Notwithstanding the above, any amendatory clause in an FHA or VA exhibit shall control over inconsistent or conflicting provisions contained in a special stipulation, another exhibit or the main body of the Agreement.

m. **Statute of Limitations:** All claims of any nature whatsoever against Broker(s) and/or their affiliated licensees, whether asserted in litigation or arbitration and sounding in breach of contract and/or tort, must be brought within two (2) years from the date any claim or cause of action arises. Such actions shall thereafter be time-barred.

n. **Survival of Agreement:** The following shall survive the closing of this Agreement: (1) the obligation of a party to pay a real estate commission; (2) any warranty of title; (3) all written representations of Seller in this Agreement regarding the Property or neighborhood in which the Property is located; (4) the section on condemnation; (5) the section on attorney's fees; (6) the obligations of the parties regarding ad valorem real property taxes; and (7) any obligations which the parties herein agree shall survive the closing or may be performed or fulfilled after the Closing.

o. **Terminology:** As the context may require in this Agreement: (1) the singular shall mean the plural and vice versa; and (2) all pronouns shall mean and include the person, entity, firm, or corporation to which they relate. The letters "N.A." or "N/A", if used in this Agreement, shall mean "Not Applicable", except where the context would indicate otherwise.

p. **Time of Essence:** Time is of the essence of this Agreement.

5. **Definitions.**

a. **Banking Day**: A "Banking Day" shall mean a day on which a bank is open to the public for carrying out substantially all of its banking functions. For purposes herein, a "Banking Day" shall mean Monday through Friday excluding federal holidays.

b. **Binding Agreement Date**: The "Binding Agreement Date" shall be the date when a party to this transaction who has accepted an offer or counteroffer to buy or sell real property delivers notice of that acceptance to the party who made the offer or counteroffer in accordance with the Notices section of the Agreement. Once that occurs, this Agreement shall be deemed a Binding Agreement.
c. **Broker**: In this Agreement, the term "Broker" shall mean a licensed Georgia real estate broker or brokerage firm and its affiliated licensees unless the context would indicate otherwise.
d. **Business Day**: A "Business Day" shall mean a day on which substantially all businesses are open for business. For all purposes herein, a "Business Day" shall mean Monday through Friday excluding federal holidays.
e. **Day**: For the purposes of this Agreement, the term "Day" shall mean a full calendar day ending at 11:59 p.m., except as may be provided for elsewhere herein. For the purposes of counting days for determining deadlines, the specific date referenced as either the Binding Agreement Date or the date from which the deadline shall be counted will be day zero.
f. **Material Relationship:** A material relationship shall mean any actually known personal, familial, social, or business relationship between the broker or the broker's affiliated licensees and any other party to this transaction which could impair the ability of the broker or affiliated licensees to exercise fair and independent judgment relative to their client.

6. **WARNING TO BUYERS AND SELLERS: BEWARE OF CYBER-FRAUD.** Fraudulent e-mails attempting to get the buyer and/or seller to wire money to criminal computer hackers are increasingly common in real estate transactions. Specifically, criminals are impersonating the online identity of the actual mortgage lender, closing attorney, real estate broker or other person or companies involved in the real estate transaction. In that role, the criminals send fake wiring instructions attempting to trick buyers and/or sellers into wiring them money related to the real estate transaction, including, for example, the buyer's earnest money, the cash needed for the buyer to close, and/or the seller's proceeds from the closing. These instructions, if followed, will result in the money being wired to the criminals. In many cases, the fraudulent email is believable because it is sent from what appears to be the email address/domain of the legitimate company or person responsible for sending the buyer or seller wiring instructions. The buyer and/or seller should verify wiring instructions sent by email by independently looking up and calling the telephone number of the company or person purporting to have sent them. Buyers and sellers should never call the telephone number provided with wiring instructions sent by email since they may end up receiving a fake verification from the criminals. Buyer and sellers should be on special alert for: 1) emails directing the buyer and/or seller to wire money to a bank or bank account in a state other than Georgia; and 2) emails from a person or company involved in the real estate transaction that are slightly different (often by one letter, number, or character) from the actual email address of the person or company.

7. **LIMIT ON BROKER'S LIABILITY. BUYER AND SELLER ACKNOWLEDGE THAT BROKER(S):**
   a. **SHALL, UNDER NO CIRCUMSTANCES, HAVE ANY LIABILITY GREATER THAN THE AMOUNT OF THE REAL ESTATE COMMISSION PAID HEREUNDER TO BROKER (EXCLUDING ANY COMMISSION AMOUNT PAID TO A COOPERATING REAL ESTATE BROKER, IF ANY) OR, IF NO REAL ESTATE COMMISSION IS PAID TO BROKER, THAN A SUM NOT TO EXCEED $100; AND**
   b. **NOTWITHSTANDING THE ABOVE, SHALL HAVE NO LIABILITY IN EXCESS OF $100 FOR ANY LOSS OF FUNDS AS THE RESULT OF WIRE OR CYBER FRAUD.**

8. **Exhibits and Addenda.** All exhibits and/or addenda attached hereto, listed below, or referenced herein are made a part of this Agreement.

- ☑ All Cash Sale Exhibit (F401) "A"
- ☐ Back-up Agreement Contingency Exhibit (F604) "_______"
- ☑ Closing Attorney Acting as Holder of Earnest Money Exhibit (F510) "B"
- ☐ Community Association Disclosure Exhibit (F322) "_______"
- ☐ Condominium Resale Purchase and Sale Exhibit (F204) "_______"
- ☐ Conventional Loan Contingency Exhibit (F404) "_______"
- ☐ FHA Loan Contingency Exhibit (F407) "_______"
- ☐ Lead-Based Paint Exhibit (F316) "_______"
- ☐ Lease Purchase and Sale Exhibit (F207) (to be used with F916) "_______"
- ☐ Lease for Lease/Purchase Agreement (F916) (to be used with F207) "_______"
- ☐ Legal Description Exhibit (F807 or other) "_______"
- ☐ Loan Assumption Exhibit (F416) "_______"
- ☐ Sale or Lease of Buyer's Property Contingency Exhibit (F601) "_______"
- ☐ Seller's Property Disclosure Statement Exhibit (F301, F302, F304, F307 or F310) "_______"
- ☐ Survey of Property as Exhibit "_______"
- ☐ Temporary Occupancy Agreement for Seller after Closing Exhibit (F219) "_______"
- ☐ USDA-RD Loan Contingency Exhibit (F413) "_______"
- ☐ VA Loan Contingency Exhibit (F410) "_______"
- ☑ Other Photos and Utilities Addendum - Exhibit C

SPECIAL STIPULATIONS: The following Special Stipulations are made a part of this Agreement.
Seller will provide Disclosures within 24 hours of binding contract.

Seller acknowledges that Buyer has the ability to reassign this contract prior to closing.

☐ **Additional Special Stipulations (F246) are attached.**

[redacted]

By signing this Agreement, Buyer and Seller acknowledge that they have each read and understood this Agreement and agree to its terms.

Buyer Acceptance and Contact Information

[redacted]
1 **Buyer's Signature**

[redacted] 5/25/2022
Print or Type Name Date

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

Buyer's E-mail Address

2 **Buyer's Signature**

Print or Type Name Date

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

Buyer's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

Seller Acceptance and Contact Information

[redacted] 26/22
1 **Seller's Signature**

[redacted]
Print or Type Name Date

Seller's Address for Receiving Notice

Seller's Phone Number: ☐ Cell ☐ Home ☐ Work

Seller's E-mail Address

[redacted]
Print or Type Name Date

Seller's Address for Receiving Notice

Seller's Phone Number: ☐ Cell ☐ Home ☐ Work

Seller's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

Buyer's Broker/Affiliated Licensee Contact Information

[redacted]
Buyer Brokerage Firm

[redacted] 5/25/2022
Broker/Af[redacted]**d Licensee Signature** Date

[redacted] [redacted]
Print or Type Name GA Real Estate License #

[redacted]
Licensee's Phone Number Fax Number

[redacted]
Licensee's E-mail Address

REALTOR® Membership

[redacted]
Broker's Address

[redacted] [redacted]
Broker's Phone Number Fax Number

[redacted] [redacted]
MLS Office Code Brokerage Firm License Number

Seller's Broker/Affiliated Licensee Contact Information

[redacted]
Seller Brokerage Firm

[redacted] 05/26/22
Broker/Affiliated Licensee Signature Date

[redacted] [redacted]
Print or Type Name GA Real Estate License #

[redacted]
Licensee's Phone Number Fax Number

[redacted]
[redacted] ail Address

[redacted]
REALTOR® Membershi [redacted]

Broker's Address

[redacted]
Broker's Phone Number Fax Number

[redacted] [redacted]
MLS Office Code Brokerage Firm License Number

Binding Agreement Date: The Bindin A reement Date in this transaction is the date of 05/26/22
and has been filled in by [redacted].

[redacted]

ALL CASH SALE
(NO FINANCING CONTINGENCY)
EXHIBIT "__A__"

Georgia REALTORS®

2022 Printing

This Exhibit is part of the Agreement [redacted] 5/25/2022 [redacted] rchase and sale of that certain Property known as: __________ [redacted] __________, _____ [redacted] _____, Georgia 30253.

1. **All Cash Sale.** While Buyer has sufficient liquid assets to purchase the Property in this transaction for "all cash", Buyer:
   A. ☐ reserves the right to pay all or a portion of the purchase price by obtaining an institutional first mortgage secured by a deed to secure debt on the Property; AND/OR
   ☐ reserves the right to pay all or a portion of the purchase price by obtaining a non-institutional first mortgage or other loan (including a private "hard-money" loan).

   OR

   B. ☑ shall not have the right to obtain a mortgage financing to pay for all or a portion of the purchase price of the Property. The Buyer is not obtaining a loan; therefore, the Buyer has no right to unilaterally extend the closing date for eight (8) days for reasons of mortgage lender delay.

2. **Verification of Funds.** Within 3 days from the Binding Agreement Date Buyer shall be obligated to provide or cause to be provided to Seller information describing in specific detail all of the sources of Buyer's funds to purchase the Property ("Required Information"). The Required Information shall consist of at least one of the following:
   A. A letter or letters from a trust, stock brokerage firm and/or financial institution holding funds, stocks, bonds and/or other assets (hereinafter collectively referred to as "Assets") of or on behalf of Buyer and dated subsequent to the Binding Agreement Date stating that Buyer has funds of at least an amount specified in the letter and/or Assets on deposit with the institution of a value specified in the letter, that are sufficient to allow Buyer to complete the purchase of the Property;
   B. An account statement or statements from the trust, stock brokerage firm and/or financial institution(s) holding funds and/or Assets confirming a specific amount of funds and/or Assets on deposit with the institution. Such account statement must be for the regular time period that such statements are issued immediately preceding the Binding Agreement Date.

3. **Authorization and Security.** Buyer does hereby authorize Seller and Listing Broker to communicate with any person providing information regarding Buyer's source of funds to purchase the Property to verify such information and to answer any questions Seller or Listing Broker may have regarding the source of Buyer's funds to purchase the Property. In providing any account statement to Seller, Buyer shall be entitled to delete or otherwise shield account numbers, social security numbers, telephone numbers and other information the release of which could jeopardize the security of the account or put the Buyer at greater risk of identity theft.

4. **Seller's Right to Terminate.** In the event Buyer fails to provide Seller with the Required Information within the timeframe set forth above, Seller shall notify Buyer of the default and give Buyer three (3) days from the date of the delivery of the notice to cure the same. If Buyer does not timely cure the default, Seller may terminate this Agreement within seven (7) days thereafter due to Buyer's default upon notice to Buyer. In the event Seller does not terminate this Agreement within that timeframe, the right to terminate on this basis shall be waived.

5. **Appraisal Contingency.** In addition to the other rights of Buyer set forth herein, this Agreement ☐ shall or ☑ shall not be subject to the Property appraising for at least the purchase price. Buyer shall have the rights set forth in this exhibit in the event the Property does not appraise for at least the purchase price in accordance with the terms and conditions set forth below:
   A. Type of Appraisal: The appraisal shall be a "certified appraisal" of the Property (as that term is defined in O.C.G.A. § 43-39A-2) performed or signed off by a licensed or certified appraiser (as those terms are defined in the rules and regulations of the Georgia Real Estate Appraiser's Board) and include a statement that the appraiser performed an "independent appraisal assignment" (as that term is defined in O.C.G.A. § 43-39A-2(24)) with respect to the Property.
   B. Selection of Appraiser: The appraiser shall be selected by *[Select one. The sections not selected shall not be a part of this Agreement.]:* ☐ Buyer, ☐ Seller, OR ☐ Other (__________________________); and all parties agree that this appraiser shall only perform a single certified appraisal of the Property.

[redacted]

C. **Rights of Buyer If Property Does Not Appraise:** If any appraisal performed pursuant to and in accordance with this exhibit is for less than the purchase price of the Property, the Buyer shall have the right to request within 0 days from the Binding Agreement Date that Seller reduce the sales price of the Property to a price not less than the appraisal price by submitting an Amendment to Sales Price ("ATSP") to Seller along with a complete copy of the appraisal which is for less than the purchase price. In the event that Buyer does not submit an ATSP within the time frame referenced above, Buyer shall be deemed to have waived Buyer's right to request a reduction in the sales price and this Agreement shall no longer be subject to an appraisal contingency. The time limit of the offer for the Seller to accept or reject the ATSP shall run through the earlier of: (1) three (3) days from the date that the ATSP is delivered to Seller; or (2) the time of closing (excluding any extensions of the closing resulting from the unilateral extension of the closing date).

If Seller does not accept the ATSP, Buyer shall have the right, but not the obligation, to terminate this Agreement without penalty upon notice to Seller, provided that such notice is given within three (3) days of the earlier of: (a) the date that Buyer receives notice that Seller has not accepted the ATSP; or (b) the last date Seller could have accepted the ATSP. In neither circumstance shall the Buyer's right to terminate extend beyond the time of closing.

D. **Buyer Not Obligated to Seek Price Reduction:** Nothing herein shall require Buyer to seek any reduction in the sales price of the Property. If Buyer does not seek a reduction in the sales price, Buyer shall be obligated to purchase the Property for the price agreed to by the parties in the Agreement.

[redacted] e6c8da7 ______________________ Seller's Initials: ____ [redacted] ______________

CLOSING ATTORNEY ACTING AS HOLDER OF EARNEST MONEY EXHIBIT "B"

[Closing Attorney must still consent to serve as Holder using F511]

GeorgiaREALTORS®

2022 Printing

This Exhibit is part of the A[redacted] 2 ______ for the purchase and sale of that certain property known as: ______________ [redacted] ______________, Georgia 30253 ("Agreement").

1. **Closing Attorney Shall Act as Holder.** The Closing Attorney named in this Agreement shall be the Holder of the earnest money and other trust funds referenced in this Agreement subject to the Closing Attorney timely: a) agreeing to serve; b) signing the appropriate documents; and c) timely delivering the same to Buyer and Seller as more particularly described below.
2. **Buyer Must Timely Deliver Certain Documents to Closing Attorney Acting as Holder of Earnest Money.** When the Closing Attorney has been named as Holder in the Agreement, Buyer must deliver to Closing Attorney within two (2) business days from the Binding Agreement Date: a) the fully-signed and executed Agreement in its entirety ("Entire Contract"); and b) a copy or copies of the Escrow Agreement (F511) for the Closing Attorney to sign agreeing to become the Holder. Buyer must similarly deliver to Holder all amendments to the Entire Contract within two (2) business days of the date that the Amendment becomes binding.
3. **Closing Attorney Must Agree to Become Holder Within Three (3) Business Days of Receiving Entire Contract.** The Closing Attorney named as Holder shall not become the Holder unless within three (3) business days from the date that the Closing Attorney receives the Entire Contract, the Closing Attorney has: a) countersigned the Agreement of Closing Attorney to serve as Holder (GAR Form F511, and sometimes referred to as "Escrow Agreement") without change or modification so except for filling in the blanks contained therein; and b) delivered the same to Buyer and Seller. When this occurs, Closing Attorney's rights and duties as Holder and the timeframe for completing the same shall commence.
4. **Rights and Duties of Closing Attorney Acting as Holder.** Notwithstanding any provision to the contrary contained in the Agreement, Closing Attorney acting as Holder shall have all of the pre-printed rights and duties of Holder set forth in the GAR Purchase and Sale Agreement (a copy of which is incorporated herein by reference), regardless of whether such rights and duties are set forth in this Agreement. In the event of a conflict between this Agreement and the pre-printed right and duties of Holder set forth in the GAR Purchase and Sale Agreement, the latter shall control unless otherwise agreed to in writing by Buyer, Seller, and Holder.
5. **Earnest Money Must Be Paid to Closing Attorney Acting as Holder by Wire Transfer.** Buyer shall be responsible for paying all earnest money and other Buyer trust funds to the Closing Attorney acting as Holder by wire transfer of immediately available funds or by such other method deemed acceptable and/or required by Closing Attorney, as the case may be.
6. **Failure of Closing Attorney to Become Holder.** If the Closing Attorney named as Holder has not become Holder because the Closing Attorney rejects being the Holder or fails to timely become Holder, then: a) the Alternate Holder named below, who must be a broker in this transaction, shall automatically become the Holder instead of the Closing Attorney; b) all parties consent to the earnest money being paid or transferred to the Alternate Holder; and c) all parties shall cooperate with one another to sign any documents required to accomplish the same. The signature of the Alternate Holder to the Agreement at the time it is first signed shall be deemed consent of the Alternate Holder to serve as Holder. The Alternate Holder's duties and the timeline for performing those duties shall commence when the Alternate Holder becomes the Holder.
7. **Alternate Holder.** The Buyer must immediately notify all parties if the Closin Attorne fails t [redacted] lder. The Alternate Holder, who must be a broker in this transaction, shall be ________ [redacted] ____________________. In the event an Alternate Holder is not named, the Alternate Holder shall be the Buyer's Bro[redacted]
8. **Closing Attorney Holding Earnest Money in All-Cash Transaction.** In an all-cash transaction where the Closing Attorney is representing the Buyer or Seller, the Closing Attorney can hold the earnest money (and other trust funds), but in the event of a dispute between the parties regarding the disbursement of the funds, the Closing Attorney shall not disburse the funds based upon a reasonable interpretation of the Agreement. Instead and notwithstanding any provision to the contrary contained in this agreement, in the event of a dispute regarding the earnest money in an all-cash transaction where the Closing Attorney is representing the Buyer or Seller, the only remedy available to the Closing Attorney to resolve the dispute regarding the disbursement of earnest money shall be to interplead the funds into a court of competent jurisdiction.
9. **Notices To and From Holder.** The notice procedures in the Agreement shall control with regard to all notices to and from Holder. Holder's contact information is set forth in signature pages to this Agreement.
10. **Closing Attorney's Contact Information.** The Closing Attorney named below shall be the Holder in this transaction.

Closing Attorney: [redacted] ______________________________

Address: ____

____

Phone Number: ____

Fax Number: ____

Email: ____

Buyer's Initials: [redacted]   Seller's Initials: _ [redacted] ______________________

[redacted]

ADDENDUM C

TO THE PURCHASE AND SALE AGREEMENT

Property Address: [redacted]
Buyer: [redacted]
Seller: [redacted]

This ADDENDUM (hereinafter "Addendum"), between the undersigned Seller and Buyer is entered into and is effective as of the Offer Date provided in the Purchase and Sale Agreement for the purpose of changing, deleting, supplementing or adding terms to said Purchase and Sale Agreement. In consideration of mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows with an Effective Date or Offer Date of ____________________:

1. **Utilities:** Seller shall leave all utilities including, but not limited to, electricity, water, sewer, trash, and gas (if applicable) in service for seven (7) business days after Closing Date. Buyer to provide the Seller a credit at closing in the amount of $100.00. To ensure prompt transfer of service, please provide utilities provider name and contact information to Buyer five (5) days prior to closing. Buyer will make best efforts to immediately transfer service upon closing.

2. **Photos:** Seller, and all parties representing Seller ("Seller"), hereby grants Buyer,. and any of its affiliates, the right of possession of the Original property Photographs and the permission to use the Photographs in all mediums for all reasonable purposes related to the marketing of the property. Seller further affirms that such release to the Buyer does not constitute any form of compensation, including royalties arising from the Photograph(s) to Seller's benefit.

This Addendum is made a part of the Purchase and Sale Agreement as if quoted therein verbatim. Should the terms of this Addendum conflict with the terms of the Purchase and Sale Agreement or other documents executed prior to or simultaneous to the execution of this Addendum, the terms of this Addendum shall control, and the conflicting terms are hereby considered deleted and expressly waived by both Seller and Buyer. In all other respects, the Purchase and Sale Agreement shall remain in full force and effect.

The party(ies) below have signed and acknowledge receipt of a copy.

[redacted] | **BUYER**

05-25-2022 at ________ o'clock ☐ am/ ☐ pm | ________ at ________ o'clock ☐ am/ ☐ pm
Date | **Date**

[redacted] d and acknowledge receipt of a copy.

05/26/22

SELLER | **SELLER**

05/26/22 at 11:00 am pm | ________ at ________ o'clock ☐ am/ ☐ pm
Date | **Date**

Criteria

Account Number * [redacted]ARRIVED HOLDINGS INC Lookup

Inquiry Type * All Activity

From Posting Date * 03/03/2022 To Posting Date 04/01/2022

View Results Download Results

Account Details

Account Number: [redacted]ARRIVED HOLDINGS INC

Balances and Activity as of 09:33:08 AM PDT on 04/01/2022

Current Balance:	$27,229,149.85	Available Balance:	$27,229,149.85
Total Float:	$0.00	One Day Float:	$0.00
Two Day Float:	$0.00	Three Day Float:	$0.00
Average Available Balance:	$9,764,270.88	Average Available 12 Month:	$6,387,007.00
Amount of Last Deposit:	$87.83	Date of Last Deposit:	03/29/2022
Date Last Active:	03/30/2022	Statement Date:	03/31/2022
Interest Deposit:	$0.00	Interest Rate:	0.000%
Last Year Interest Paid:	$0.00	YTD Interest Paid:	$0.00
Accrued Interest:	$0.00	Beginning Statement Bal:	$27,258,754.60

NEW SOUTH REALTY GROUP

COMMUNITY ASSOCIATION DISCLOSURE EXHIBIT "______"

Georgia REALTORS®

2022 Printing

This Exhibit is part of the Agreement with an Offer Date of ________________ for the purchase and sale of that certain Property known as: [redacted], McDonough, Georgia 30253 ("Property").

Directions for Filling Out This Community Association Disclosure ("Disclosure"). Seller must fill out this Disclosure accurately and completely. If new information is learned by Seller which materially changes the answers herein, Seller must immediately update and provide Buyer with a revised copy of this Disclosure up until Closing (see Section B for Seller's payment obligations related to initial and updated Disclosures). Seller should ensure the disclosures being made are accurate by confirming the same with the Community Association ("Association") and/or Association Manager(s).

Buyer's Use of Disclosure. While this Disclosure is intended to give the Buyer basic information about the community in which Buyer is purchasing, Buyer should read the covenants and other legal documents for the community ("Covenants") to fully understand Buyer's rights and obligations therein. This Disclosure does not address all issues that may affect Buyer as the owner of a residence in the community. Assessments in community associations tend to increase over time. The Covenants can normally be amended to reflect the changing preferences in the community.

A. KEY TERMS AND CONDITIONS

1. **TYPE OF ASSOCIATION IN WHICH BUYER WILL OR MAY BECOME A MEMBER** (Select all that apply. The boxes not selected shall not be a part of this Exhibit)
   - ☐ Mandatory Membership Condominium Association
   - ☐ Mandatory Membership Community Association
   - ☐ Mandatory Membership Master Association
   - ☐ Mandatory Membership Age Restricted Community
   - ☐ All units are occupied by person 62 or older.
   - ☐ At least 80% of the occupied units are occupied by at least one person who is 55 years of age or older
   - ☐ Optional Voluntary Association

2. **CONTACT INFO**[redacted]
   a. Name of Asso[redacted]
   Contact Perso[redacted]
   Association M[redacted]
   Telephone Nu[redacted]
   Mailing Addres[redacted]

   b. Name of Maste[redacted]: ________________
   Contact Person / Title: ________________
   Association Management Company: ________________
   Telephone Number: ________________ Email Address: ________________
   Mailing Address: ________________ Website: ________________

3. **ASSESSMENTS**
   The total annual assessments paid to all the above selected Association(s) is $________________ per year and paid as follows: (Select all of that apply. The boxes not selected shall not be a part of this Agreement)
   ☐ Monthly ☐ Quarterly ☐ Semi-Annually ☑ Annually ☐ Other: ________________

4. **SPECIAL ASSESSMENTS**
   a. Buyer's total portion of all special assessments Under Consideration is $________________.
   b. Buyer's total portion of all approved special assessments is $________________.
   c. Approved Special Assessments shall be paid as follows: (Select all that apply. The boxes not selected shall not be a part of this Agreement) ☐ Monthly ☐ Quarterly ☐ Semi-Annually ☐ Annually ☐ Other: ________________
   d. Notwithstanding the above, if the Buyer's portion of any and all special assessment(s) that are passed or Under Consideration after the Binding Agreement Date is $________________ or more, Buyer shall have the right, but not the obligation to terminate the Agreement upon notice to Seller, provided that Buyer terminates the Agreement within five (5) days from being notified of the above, after which Buyer's right to terminate shall be deemed waived.

[redacted]

5. **TRANSFER, INITIATION, AND ADMINISTRATIVE FEES**
To the extent Transfer, Initiation, and Administrative Fees are fully and accurately disclosed by Seller, Buyer shall pay $________________ for all Transfer, Initiation, and Administrative Fees.

6. **UTILITY EXPENSES**
Buyer is required to pay for utilities which are billed separately by the Association and are in addition to any other Association assessments. The Association bills separately for: ☐ Electric ☐ Water/Sewer ☐ Natural Gas ☐ Cable TV ☐ Internet ☐ Other: ____

7. **ASSESSMENTS PAY FOR FOLLOWING SERVICES, AMENITIES, AND COSTS.** The following services, amenities, and costs are included in the Association annual assessment. (Select all which apply. Items not selected in Section 7.a. and/or Section 7.b. shall not be part of this Agreement).

a. **For Property costs include the following:**

☐ Cable TV	☐ Natural Gas	☐ Pest Control	☐ Other: ____________
☐ Electricity	☐ Water	☐ Termite Control	☐ Other: ____________
☐ Heating	☐ Hazard Insurance	☐ Dwelling Exterior	☐ Other: ____________
☐ Internet Service	☐ Flood Insurance	☐ Yard Maintenance	☐ Other: ____________

b. **Common Area / Element Maintenance costs include the following:**

☐ Concierge	☑ Pool	☐ Hazard Insurance	☐ Road Maintenance
☐ Gate Attendant	☑ Tennis Court	☐ Flood Insurance	☐ Other: ____________
☐ All Common Area Utilities	☐ Golf Course	☐ Pest Control	☐ Other: ____________
	☐ Playground	☐ Termite Control	☐ Other: ____________
☐ All Common Area Maintenance	☐ Exercise Facility	☐ Dwelling Exterior	☐ Other: ____________
	☐ Equestrian Facility	☐ Grounds Maintenance	☐ Other: ____________
☐ Internet Service	☐ Marina/Boat Storage	☐ Trash Pick-Up	☐ Other: ____________

8. **LITIGATION**. There ☐ **IS** or ☐ **IS NOT** any threatened or existing litigation relating to alleged construction defects in the Association in which the Association is involved. If there is such threatened or existing litigation, please summarize the same below:

☐ Check if additional pages are attached.

9. **VIOLATIONS**. Seller ☐ **HAS** or ☐ **HAS NOT** received any notice or lawsuit from the Association(s) referenced herein alleging that Seller is in violation of any rule, regulation, or Covenant of the Association. If Seller has received such a notice of violation or lawsuit, summarize the same below and the steps Seller has taken to cure the violation.

☐ Check if additional pages are attached.

B. FURTHER EXPLANATIONS TO CORRESPONDING PARAGRAPHS IN SECTION A

1. **TYPE OF ASSOCIATION IN WHICH BUYER WILL OR MAY BECOME A MEMBER**
   a. **Defined:** The primary purpose of a Community Association is to provide for the community, business, and governance aspects of the Association. The Association administers and maintains operation of the community as provided in the deed, Covenants and restrictions, rules and regulations, declaration, and/or other Community Association documents.
   b. **Examination:** Buyer acknowledges that ownership of the Property is subject to declarations, certain restrictions (including the ability to rent the Property), and by-laws, which may include additional costs as a member of a mandatory membership Association. Restrictions are subject to change by actions of the Association.
   c. **Owner Limitations:** If repairs and/or replacement of defects in any common element(s) are the exclusive responsibility of the Association, the owner of the Property is unable to make such replacements and/or repairs.

2. **CONTACT INFORMATION FOR ASSOCIATION(S)**
   a. **Consent of Buyer to Reveal Information to Association(s).** Buyer hereby authorizes closing attorney to reveal to the Association from whom the closing attorney is seeking a Closing Letter the Buyer's name and any contact information the closing attorney has on the Buyer such as telephone numbers, e-mail address, etc. The closing attorney may rely on this authorization.

[redacted]

3. ASSESSMENTS
   a. **Disclosure Regarding Fees.** Owners of property in communities where there is a Mandatory Membership Community Association are obligated to pay certain recurring fees, charges, and assessments (collectively "Fee") to the Association. Fees can and do increase over time and, on occasion, there may be the need for a special assessment. The risk of paying increased Fees is assumed by the Buyer in living in a community with a Mandatory Membership Community Association.
   b. **Buyer shall pay** a) any pre-paid regular assessment (excluding Special Assessments) due at Closing for a period of time after Closing; and b) move-in fees, including fees and security deposits to reserve an elevator as these fees are not considered Transfer, Initiation, and Administrative Fees.
   c. **Seller shall pay** a) all Fees owing on the Property which come due before the Closing so that the Property is sold free and clear of liens and monies owed to the Association; and b) any Seller move-out Fees, foreclosure Fees or other fees specifically intended by the Association to be paid by Seller.
   d. **Account Statement or Clearance Letter.** Seller shall pay the cost of any Association account statement or clearance letter ("Closing Letter") including all amounts required by the Association or management company to be pre-paid in order to obtain such Closing Letter. Seller shall not be reimbursed at Closing for any amounts prepaid in order to obtain the Closing Letter. Within two (2) days of notice from the closing attorney, Seller shall pay for the Closing Letter as instructed by the closing attorney. Seller's failure to follow the instructions of the closing attorney may cause a delay in Closing and/or result in additional fees being charged to Seller.

4. SPECIAL ASSESSMENTS
   a. **Under Consideration:** For all purposes herein, the term "Under Consideration" with reference to a special assessment shall mean that a notice of a meeting at which a special assessment will be voted upon, has been sent to the members of the Association. If a special assessment(s) has been voted upon and rejected by the members of the Association, it shall not be deemed to be Under Consideration by the Association. Seller warrants that Seller has accurately and fully disclosed all special assessment(s) passed or Under Consideration to Buyer. This warranty shall survive the Closing.
   b. **Liability for Undisclosed Special Assessments:** With respect to special assessment(s) Under Consideration or approved before Binding Agreement Date that are either not disclosed or are not disclosed accurately by Seller to Buyer, Seller shall be liable for and shall reimburse Buyer for that portion of the special assessment(s) that was either not disclosed or was not disclosed accurately.
   c. **Who Pays for Disclosed Special Assessments:** With respect to special assessments, Under Consideration or approved and accurately disclosed above, if an unpaid special assessment is due but may be paid in installments, it shall be deemed to be due in installments for purposes of determining whether it is to be paid by Buyer or Seller. If the special assessment(s) is adopted and due in whole or being paid by installment, installment payments due prior to or on Closing shall be paid by the Seller; and installment payments due subsequent to Closing shall be paid by the Buyer.
   d. **Special Assessments Arising after Binding Agreement Date:** With respect to special assessments that are only Under Consideration after the Binding Agreement Date and are promptly disclosed by Seller to Buyer:
      i. If the special assessment(s) is adopted and due, in whole or in part, prior to or on Closing, that portion due prior to or on Closing shall be paid by the Seller; and
      ii. If the special assessment(s) is adopted and due in whole or part subsequent to Closing, that portion due subsequent to Closing shall be paid by Buyer.

5. TRANSFER, INITIATION, AND ADMINISTRATIVE FEES
   a. **Buyer Pays:** Buyer shall pay any initial fee, capital contribution, new member fee, transfer fee, new account set-up fee, fees similar to the above but which are referenced by a different name, one-time fees associated with closing of the transaction and fees to transfer keys, gate openers, fobs and other similar equipment (collective, "Transfer, Initiation, and Administrative Fees) to the extent the total amount due is accurately disclosed above. Advance assessments due at Closing for a period of time after Closing, shall not be Transfer, Initiation, and Administrative Fees and shall be paid by Buyer.
   b. **Seller Pays:** Seller shall pay any amount in excess of the sum disclosed in Section A(5), even in the event of any later disclosures made by the Seller of increase in such Transfer, Initiation, and Administrative Fees. In the event Seller fills in the above blank with "N/A", or anything other than a dollar amount, or is left empty, it shall be the same as Seller filling in the above blank with $0.00.
   c. **Fees Defined:** All Transfer, Initiation, and Administrative Fees paid by Seller pursuant to this section are considered actual Seller fees and are not a Seller concession or contribution to the Buyer's cost to close.

1 Buyer's Signature

Print or Type Name

Date

2 Buyer's Signature

Print or Type Name

Date

☐ **Additional Signature Page (F267) is attached.**

[redacted]

Date

2 Seller's Signature

Print or Type Name

Date

☐ **Additional Signature Page (F267) is attached.**

NEW SOUTH REALTY GROUP

SELLER'S PROPERTY DISCLOSURE STATEMENT
EXHIBIT "________"

Georgia REALTORS®

2022 Printing

This Seller's Property Disclosure Statement ("Statement") is an exhibit to the Purchase and Sale Agreement with an Offer Date of ________________ for the Property (known as or located at: [redacted] McDonough, Georgia, 30253). This Statement is intended to make it easier for Seller to fulfill Seller's legal duty to disclose hidden defects in the Property of which Seller is aware. Seller is obligated to disclose such defects even when the Property is being sold "as-is."

A. INSTRUCTIONS TO SELLER IN COMPLETING THIS STATEMENT.
In completing this Statement, Seller agrees to:
(1) answer all questions in reference to the Property and the improvements thereon;
(2) answer all questions fully, accurately and to the actual knowledge and belief of all Sellers;
(3) provide additional explanations to all "yes" answers in the corresponding Explanation section below each group of questions (including providing to Buyer any additional documentation in Seller's possession), unless the "yes" answer is self-evident;
(4) promptly revise the Statement if there are any material changes in the answers to any of the questions prior to closing and provide a copy of the same to the Buyer and any Broker involved in the transaction.

B. HOW THIS STATEMENT SHOULD BE USED BY BUYER. Caveat emptor or "buyer beware" is the law in Georgia. Buyer should conduct a thorough inspection of the Property. If Seller has not occupied the Property recently, Seller's knowledge of the Property's condition may be limited. Buyer is expected to use reasonable care to inspect the Property and confirm that is suitable for Buyer's purposes. If an inspection of the Property reveals problems or areas of concern that would cause a reasonable Buyer to investigate further, Buyer should investigate further. A "yes" or "no" answer to a question means "yes" or "no" to the actual knowledge and belief of all Sellers of the Property.

C. SELLER DISCLOSURES.

1. GENERAL:	YES	NO
(a) What year was the main residential dwelling constructed? 2014		
(b) Is the Property vacant?		X
If yes, how long has it been since the Property has been occupied? ________		
(c) Is the Property or any portion thereof leased?		X
(d) Has the Property been designated as historic or in a historic district where permission must be received to make modifications and additions?		X

EXPLANATION:

2. COVENANTS, FEES, and ASSESSMENTS:	YES	NO
(a) Is the Property subject to a recorded Declaration of Covenants, Conditions, and Restrictions ("CC&Rs") or other similar restrictions?	X	
(b) Is the Property part of a condominium or community in which there is a community association? **IF YES, SELLER TO COMPLETE AND PROVIDE BUYER WITH A "COMMUNITY ASSOCIATION DISCLOSURE EXHIBIT" GAR F322.**	X	

EXPLANATION:

3. LEAD-BASED PAINT:	YES	NO
(a) Was any part of the residential dwelling on the Property or any painted component, fixture, or material used therein constructed or manufacture prior to 1978? **IF YES, THE "LEAD-BASED PAINT EXHIBIT" GAR F316 MUST BE EXECUTED BY THE PARTIES AND THE "LEAD-BASED PAINT PAMPHLET" GAR CB04 MUST BE PROVIDED TO THE BUYER.**		X

4. STRUCTURAL ITEMS, ADDITIONS AND ALTERATIONS:	YES	NO
(a) Has there been any settling, movement, cracking or breakage of the foundations or structural supports of the improvements?		X
(b) Have any structural reinforcements or supports been added?		X
(c) Have there been any additions, structural changes, or any other major alterations to the original improvements or Property, including without limitation pools, carports or storage buildings?		X
(d) Has any work been done where a required building permit was not obtained?		X
(e) Are there violations of building codes, housing codes, or zoning regulations (not otherwise grandfathered)?		X
(f) Have any notices alleging such violations been received?		X
(g) Is any portion of the main dwelling a mobile, modular or manufactured home?		X
(h) Was any dwelling or portion thereof (excluding mobile, modular and manufactured dwelling) moved to the site from another location?		X

EXPLANATION:

5. SYSTEMS and COMPONENTS:	YES	NO
(a) Has any part of the HVAC system(s) been replaced during Seller's ownership?		
(b) Date of last HVAC system(s) service: 2021		
(c) Is any heated and cooled portion of the main dwelling not served by a central heating and cooling system?		X
(d) Is any portion of the heating and cooling system in need of repair or replacement?		X
(e) Does any dwelling or garage have aluminum wiring other than in the primary service line?		X
(f) Are any fireplaces decorative only or in need of repair?		X
(g) Have there been any reports of damaging moisture behind exterior walls constructed of synthetic stucco?		X
(h) Are any systems/components subject to a lease or rental payment plan (i.e. HVAC, security system, appliances, alternate energy source systems, etc.)?		X

EXPLANATION:

6. SEWER/PLUMBING RELATED ITEMS:	YES	NO
(a) Approximate age of water heater(s): 6 years		
(b) What is the drinking water source: ☒ public ☐ private ☐ well		
(c) If the drinking water is from a well, give the date of last service: N/A		
(d) If the drinking water is from a well, has there ever been a test the results of which indicate that the water is not safe to drink? If yes, date of testing: N/A		
(e) What is the sewer system: ☒ public ☐ private ☐ septic tank		
(f) If the Property is served by a septic system, how many bedrooms was the septic system approved for by local government authorities? N/A		
(g) Is the main dwelling served by a sewage pump? I don't Know		X
(h) Has any septic tank or cesspool on Property ever been professionally serviced? N/A		X
If yes, give the date of last service:		
(i) Are there any leaks, backups, or other similar problems with any portion of the plumbing, water, or sewage systems or damage therefrom?		X
(j) Is there presently any polybutylene plumbing, other than the primary service line?		X
(k) Has there ever been any damage from a frozen water line, spigot, or fixture?		X

EXPLANATION:

[redacted]

7. ROOFS, GUTTERS, and DOWNSPOUTS:	YES	NO
(a) Approximate age of roof on main dwelling: 7 years.		
(b) Has any part of the roof been repaired during Seller's ownership?		X
(c) Are there any roof leaks or other problems with the roof, roof flashing, gutters, or downspouts?		X

EXPLANATION:

8. FLOODING, DRAINING, MOISTURE, and SPRINGS:	YES	NO
(a) Is there now or has there been any water intrusion in the basement, crawl space or other parts of any dwelling or garage or damage therefrom?		X
(b) Have any repairs been made to control water intrusion in the basement, crawl space, or other parts of any dwelling or garage?	X	
(c) Is any part of the Property or any improvements thereon presently located in a Special Flood Hazard Area?		X
(d) Has there ever been any flooding?		X
(e) Are there any streams that do not flow year round or underground springs?		X
(f) Are there any dams, retention ponds, storm water detention basins, or other similar facilities?		X

EXPLANATION:

Leak above Breakfast Nook repaired by Insurance in 2017.

9. SOIL AND BOUNDARIES:	YES	NO
(a) Are there any landfills (other than foundation backfill), graves, burial pits, caves, mine shafts, trash dumps or wells (in use or abandoned)?		X
(b) Is there now or has there ever been any visible soil settlement or movement?		X
(c) Are there presently any encroachments, unrecorded easements or boundary line disputes with a neighboring property owner?		X
(d) Do any of the improvements encroach onto a neighboring property?		X
(e) Is there a shared driveway, alleyway, or private road servicing the Property?		X

EXPLANATION:

10. TERMITES, DRY ROT, PESTS, and WOOD DESTROYING ORGANISMS:	YES	NO
(a) Are you aware of any wildlife accessing the attic or other interior portions of the residence?		X
(b) Is there any damage or hazardous condition resulting from such wildlife intrusion; from insects (such as termites, bees and ants); or by fungi or dry rot?		X
(c) Is there presently a bond, warranty or service contract for termites or other wood destroying organisms by a licensed pest control company?		X
If yes, what is the cost to transfer? $ ________ What is the annual cost? ________		
If yes, company name/contact: ________		
Coverage: ☐ re-treatment and repair ☐ re-treatment ☐ periodic inspections only		
Expiration Date ________ Renewal Date ________		

EXPLANATION:

[redacted]

11. ENVIRONMENTAL, HEALTH, and SAFETY CONCERNS:	YES	NO
(a) Are there any underground tanks or toxic or hazardous substances such as asbestos?		X
(b) Has Methamphetamine ("Meth") ever been produced on the Property?		X
(c) Have there ever been adverse test results for radon, lead, mold or any other potentially toxic or environmentally hazardous substances?		X

EXPLANATION:

12. LITIGATION and INSURANCE:	YES	NO
(a) Is there now or has there been any litigation therein alleging negligent construction or defective building products?		X
(b) Has there been any award or payment of money in lieu of repairs for defective building products or poor construction?		X
(c) Has any release been signed regarding defective products or poor construction that would limit a future owner from making any claims?		X
(d) During Seller's ownership have there been any insurance claims for more than 10% of the value of the Property?		X
(e) Is the Property subject to a threatened or pending condemnation action?		X
(f) How many insurance claims have been filed during Seller's ownership? 1		

EXPLANATION:

13. OTHER HIDDEN DEFECTS:	YES	NO
(a) Are there any other hidden defects that have not otherwise been disclosed?		X

EXPLANATION:

14. AGRICULTURAL DISCLOSURE:	YES	NO
(a) Is the Property within, partially within, or adjacent to any property zoned or identified on an approved county land use plan as agricultural or forestry use?		X
(b) Is the Property receiving preferential tax treatment as an agricultural property?		X

It is the policy of this state and this community to conserve, protect, and encourage the development and improvement of farm and forest land for the production of food, fiber, and other products, and also for its natural and environmental value. This notice is to inform prospective property owners or other persons or entities leasing or acquiring an interest in real property that property in which they are about to acquire an interest lies within, partially within, or adjacent to an area zoned, used, or identified for farm and forest activities and that farm and forest activities occur in the area. Such farm and forest activities may include intensive operations that cause discomfort and inconveniences that involve, but are not limited to, noises, odors, fumes, dust, smoke, insects, operations of machinery during any 24-hour period, storage and disposal of manure, and the application by spraying or otherwise of chemical fertilizers, soil amendments, herbicides, and pesticides. One or more of these inconveniences may occur as the result of farm or forest activities which are in conformance with existing laws and regulations and accepted customs and standards.

[redacted]

ADDITIONAL EXPLANATIONS (If needed):

[redacted]

D. FIXTURES CHECKLIST

Directions on HOW TO USE: It is often unclear what constitutes a fixture which remains with the Property versus personal property which does not remain with the Property. **To avoid disputes, Seller shall have the right to remove all items on the checklist below that are left blank. THE ITEMS ON THE CHECKLIST BELOW THAT ARE CHECKED OR MARKED SHALL REMAIN WITH THE PROPERTY.** All items remaining with Property shall include remotes and/or all accessories necessary for use. Unless otherwise indicated, if an item is left blank, the Seller may remove all of that item from the Property. For example, if "Refrigerator" is left blank, Seller may remove all Refrigerators on the Property. This checklist is intended to supersede the common law of fixtures with regard to the items below. The common law of fixtures shall apply to all items not on this checklist. Seller shall remove all items left blank below prior to closing or the transfer of possession, whichever is later. Seller shall lose the right to remove those items not timely removed but shall remain liable for the cost of Buyer having to dispose of such items provided that Buyer disposes of them within 30 days after Closing. In removing items, Seller shall use reasonable care to prevent and repair damage to the area where the item was removed.

Items identified as remaining with the Property shall mean those specific items as they existed in the Property as of the Offer Date. No such item shall be removed from the Property unless it is broken or destroyed. In the event such item is removed, it shall be replaced with a substantially identical item, if reasonably available. If not reasonably available, it shall be replaced with a substantially similar item of equal quality and value, or better. The same or newer model of the item being replaced in the same color and size and with the same functions or better shall be considered substantially identical. This section entitled "Fixtures Checklist" shall survive Closing.

Appliances
- [ ] Clothes Dryer
- [ ] Clothes Washing Machine
- [x] Dishwasher
- [ ] Garage Door Opener
- [ ] Garbage Disposal
- [ ] Ice Maker
- [x] Microwave Oven
- [ ] Oven
- [ ] Refrigerator w/o Freezer
- [ ] Refrigerator/Freezer
- [ ] Free Standing Freezer
- [x] Stove
- [ ] Surface Cook Top
- [ ] Trash Compactor
- [ ] Vacuum System
- [ ] Vent Hood
- [ ] Warming Drawer
- [ ] Wine Cooler

Home Media
- [ ] Amplifier
- [ ] Cable Jacks
- [ ] Cable Receiver
- [ ] Cable Remotes
- [ ] Intercom System
- [ ] Internet HUB
- [ ] Internet Wiring
- [ ] Satellite Dish
- [ ] Satellite Receiver
- [ ] Speakers
- [ ] Speaker Wiring
- [ ] Switch Plate Covers
- [ ] Television (TV)
- [ ] TV Antenna
- [x] TV Mounts/Brackets
- [ ] TV Wiring

Interior Fixtures
- [x] Ceiling Fan
- [ ] Chandelier
- [ ] Closet System
- [x] Fireplace (FP)
- [ ] FP Gas Logs
- [ ] FP Screen/Door
- [x] FP Wood Burning Insert
- [x] Light Bulbs
- [x] Light Fixtures
- [ ] Mirrors
  - [ ] Wall Mirrors
  - [x] Vanity (hanging) Mirrors
- [ ] Shelving Unit & System
- [x] Shower Head/Sprayer
- [ ] Storage Unit/System
- [x] Window Blinds (and Hardware)
- [ ] Window Shutters (and Hardware)
- [ ] Window Draperies (and Hardware)
- [ ] Unused Paint

Landscaping / Yard
- [ ] Arbor
- [ ] Awning
- [ ] Basketball Post and Goal
- [ ] Birdhouses
- [ ] Boat Dock
- [ ] Fence - Invisible
- [ ] Dog House
- [ ] Flag Pole
- [x] Gazebo
- [x] Irrigation System
- [ ] Landscaping Lights
- [x] Mailbox
- [ ] Out/Storage Building
- [ ] Porch Swing
- [ ] Statuary
- [x] Stepping Stones
- [ ] Swing Set
- [ ] Tree House
- [ ] Trellis
- [ ] Weather Vane

Recreation
- [ ] Aboveground Pool
- [ ] Gas Grill
- [ ] Hot Tub
- [ ] Outdoor Furniture
- [ ] Outdoor Playhouse
- [ ] Pool Equipment
- [ ] Pool Chemicals
- [ ] Sauna

Safety
- [ ] Alarm System (Burglar)
- [ ] Alarm System (Smoke/Fire)
- [ ] Security Camera
- [ ] Carbon Monoxide Detector
- [x] Doorbell
- [x] Door & Window Hardware
- [ ] Fire Sprinkler System
- [ ] Gate
- [ ] Safe (Built-In)
- [x] Smoke Detector
- [x] Window Screens

Systems
- [ ] A/C Window Unit
- [ ] Air Purifier
- [ ] Whole House Fan
- [ ] Attic Ventilator Fan
- [ ] Ventilator Fan
- [ ] Car Charging Station
- [ ] Dehumidifier
- [ ] Generator
- [ ] Humidifier
- [ ] Propane Tank
- [ ] Propane Fuel in Tank
- [ ] Fuel Oil Tank
- [ ] Fuel Oil in Tank
- [ ] Sewage Pump
- [ ] Solar Panel
- [ ] Sump Pump
- [x] Thermostat
- [ ] Water Purification System
- [ ] Water Softener System
- [ ] Well Pump

Other
- [ ] ____________________
- [ ] ____________________
- [ ] ____________________
- [ ] ____________________

Clarification Regarding Multiple Items. Items identified above as remaining with Property where Seller is actually taking one or more of such items shall be identified below. For example, if "Refrigerator" is marked as staying with the Property, but Seller is taking the extra refrigerator in the basement, the extra refrigerator and its location shall be described below. This section shall control over any conflicting or inconsistent provisions contained elsewhere herein.

Items Needing Repair. The following items remaining with Property are in need of repair or replacement:

RECEIPT AND ACKNOWLEDGEMENT BY BUYER

Buyer acknowledges receipt of this Seller's Property Disclosure Statement.

1 Buyer's Signature

Print or Type Name

Date

2 Buyer's Signature

Print or Type Name

Date

☐ **Additional Signature Page (F267) is attached.**

SELLER'S REPRESENTATION REGARDING THIS STATEMENT

Seller represents that the questions in this Statement have been answered to the actual knowledge and belief of all Sellers of the Property

[redacted]

Print or Type Name

Date

2 Seller's Signature

Print or Type Name

Date

☐ **Additional Signature Page (F267) is attached.**

[redacted]

NEW SOUTH REALTY GROUP

INSTRUCTIONS TO CLOSING ATTORNEY

Georgia REALTORS®

2022 Printing

RE: Purchase and Sale Agreement between Arrived Holdings ("Buyer") and Sherry Thomas ("Seller") dated 5/25/2022 for Property located at 1205 Ithaca Dr McDonough 30253.

For and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned Buyer's Broker and Seller's Broker hereby confirm the real estate commissions to which they will be entitled upon the closing of the above-referenced transaction and direct the closing attorney to pay these amounts at closing from the sales proceeds.

1. **Commissions Paid By Seller.**
   - **A.** The total real estate commission to be paid by the Seller in this transaction is set forth below ("Sellers Total Commission"):
     5.5 % of the purchase price;
     $______;
     ______ (other)
   - **B.** The Seller's Broker agrees to share this commission with the Buyer's Broker by paying the Buyer's Broker the following:
     2.75 % of the purchase price;
     $______;
     ______ (other)

2. **Commissions Paid By Buyer.**
   - **A.** In addition to the Seller's Total Commission, the real estate commission to be paid by the Buyer in this transaction is set forth below ("Buyer's Total Commission"):
     ______ % of the purchase price;
     $______;
     ______ (other)
   - **B.** The Buyer's Broker agrees to share this commission with the Seller's Broker by paying the Seller's Broker the following:
     ______ % of the purchase price;
     $______;
     ______ (other)

3. **General.**
   - **A.** Neither Broker shall have a claim for a commission against the other Broker in the event the closing does not occur.
   - **B.** Notwithstanding the above, signing this Agreement shall not, unless otherwise specifically provided for herein, waive or limit the right of the Buyer's Broker or Seller's Broker to challenge, after the closing, either the entitlement to, or the amount of any commission paid or not paid hereunder, or to assert any claim or seek arbitration regarding the same.
   - **C.** The closing attorney is directed to show the above-referenced commissions on the settlement statement and to collect the same as pre-condition to the parties closing on the purchase and sale of real property, so long as the same is permitted by the Buyer's mortgage lender, if any.

[redacted]

4. <u>Further Directions to Closing Attorney</u>.
The Seller's Broker, the Buyer's Broker and their respective affiliated licensees hereby direct the closing attorney to disclose on the settlement statement for the above-referenced transaction the following referral fees and rebates they have or will be paid or have received or will receive in said transaction.

A. Seller's Broker.

Fees and Rebates:	*Service for Which Fee or Rebate is Being:*
Paid By Seller's Broker or Affiliated Licensees of Seller's Broker *[Identify Amount Paid and To Whom]:* ____________ ____________	Paid ____________ ____________ ____________
Received By Seller's Broker or Affiliated Licensees of Seller's Broker Other Than for Real Estate Commission *[Identify Amount Received and By Whom]:* ____________ ____________	Received ____________ ____________ ____________ ____________

B. Buyer's Broker.

Fees and Rebates:	*Service for Which Fee or Rebate is Being:*
Paid By Buyer's Broker or Affiliated Licensees of Buyer's Broker *[Identify Amount Paid and To Whom]:* ____________ ____________	Paid ____________ ____________ ____________
Received by Buyer's Broker or Affiliated Licensees of Buyer's Broker Other Than Real Estate Commission *[Identify Amount Received and By Whom]:* ____________ ____________	Received ____________ ____________ ____________ ____________

SPECIAL STIPULATIONS: The following Special Stipulations, if conflicting with any preceding paragraph or any exhibit or addendum hereto shall control:

☐ **Additional Special Stipulations (F246) are attached.**

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[redacted]

[redacted] [redacted]

[redacted] 05/26/2022 [redacted]

Broker's Phone#______________________________ Broker's Phone#___[redacted]___________

Broker's FAX#______________________________ Broker's FAX#__________[redacted]__________

______________________________ [redacted] ______________________________

REALTOR® Membership REALTOR® Membership